     FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                      REGISTRATION NO. 333-36189
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             QUADRAMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    7371                                   68-0316252
     (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                    80 EAST SIR FRANCIS DRAKE BLVD., STE. 2A
                               LARKSPUR, CA 94939
                                 (415) 461-7725
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                KEITH M. ROBERTS
                       VICE PRESIDENT AND GENERAL COUNSEL
                             QUADRAMED CORPORATION
                    80 EAST SIR FRANCIS DRAKE BLVD., STE. 2A
                               LARKSPUR, CA 94939
                                 (415) 461-7725
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                SCOTT D. LESTER                                               KENNETH L. GUERNSEY
                DAVID R. GILBERT                                              MICHAEL J. SULLIVAN
            BARBARA SKAGGS GALLAGHER                                            ISOBEL A. JONES
               BROBECK, PHLEGER &                                            ALEXIS RONDELL RHORER
                  HARRISON LLP                                                 COOLEY GODWARD LLP
                   ONE MARKET                                                  ONE MARITIME PLAZA
               SPEAR STREET TOWER                                           SAN FRANCISCO, CA 94111
            SAN FRANCISCO, CA 94105                                              (415) 693-2000
                 (415) 442-0900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of Common Stock being registered, other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                                 AMOUNT
                                                                                   TO
                                                                                BE PAID
                                                                                --------
    Securities and Exchange Commission registration fee.......................  $ 19,014
    NASD filing fee...........................................................     6,775
    Nasdaq National Market listing fee........................................    17,500
    Printing and engraving expenses...........................................    75,000
    Legal fees and expenses...................................................   175,000
    Accounting fees and expenses..............................................    65,000
    Blue sky fees and expenses................................................    10,000
    Transfer agent and registrar fees.........................................    10,000
    Miscellaneous expenses....................................................    21,711
                                                                                --------
              Total...........................................................  $400,000
                                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or Agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or Agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor
[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deemed proper."

     Article 5 of the Company's Amended and Restated Bylaws provides that the Company shall indemnify each person who is or was a director or executive officer of the Company to the full extent permitted by the DGCL. Such Article also provides that the Company may, but is not required to, indemnify its employees and agents (other than directors and officers) to the extent and in the manner permitted by the DGCL.

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

     The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, its directors and executive officers and other persons for certain liabilities, including liabilities arising under the Securities Act of 1933.

     The Registrant has entered into an indemnification agreement with each of its directors and officers and intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

     See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS


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
    EXHIBIT
    NUMBER                                DOCUMENT DESCRIPTION
    ------  ---------------------------------------------------------------------------------
     1.1    Form of Underwriting Agreement.
     2.1    Reserved.
     2.2    Assets Purchase Agreement dated December 31, 1995, by and among QuadraMed
            Acquisition Corporation, Kaden Arnone, Inc. and its stockholders.(1)
     2.3    Exchange Agreement dated June 25, 1996, by and among QuadraMed Holdings, Inc.,
            QuadraMed Corporation, and certain stockholders listed on Schedule A thereto.(1)
     2.4    Acquisition Agreement and Plan of Merger dated December 2, 1996, between the
            Company and InterMed Acquisition Corporation, a wholly owned subsidiary of the
            Company and InterMed Healthcare Systems Inc. and its Stockholders.(2)
     2.5    Acquisition Agreement and Plan of Merger, dated as of March 1, 1997, by and among
            QuadraMed Corporation, Healthcare Recovery Acquisition Corporation, Healthcare
            Recovery Incorporated and its Shareholders (the "HRI Acquisition Agreement and
            Plan of Merger").(3)
     2.6    First Amendment to HRI Acquisition Agreement and Plan of Merger, dated as of
            April 22, 1997.(3)
     2.7    Second Amendment to HRI Acquisition Agreement and Plan of Merger, dated as of
            April 24, 1997.(3)
     2.8    Acquisition Agreement and Plan of Merger, dated as of September 24, 1997, by and among QuadraMed Corporation, HRM Acquisition Corporation, Healthcare Revenue
            Management Inc. and its Stockholders (the "Acquisition Agreement and Plan of
            Merger").(4)
     2.9    First Amendment to Acquisition Agreement and Plan of Merger, dated as of
            September 29, 1997.(4)
     4.1    Reference is made to Exhibits 3.2 and 3.4 of the Form SB-2 (as defined herein).(1)
     4.2    Form of Common Stock certificate.(1)
     4.3    Reserved.
     4.4    Reserved.
     4.5    Reserved.
     4.6    Reserved.
     4.7    Reserved.
     4.8    Amended and Restated Shareholder Rights Agreement dated June 25, 1996, by and between the Company and the investors listed on Schedule A thereto.(1)
     4.9    Reserved.
     4.10   Reserved.
     4.11   Reserved.


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
    EXHIBIT
    NUMBER                                DOCUMENT DESCRIPTION
            ---------------------------------------------------------------------------------
     4.12   Registration Rights Agreement dated December 5, 1996, by and between the Company and the investors listed on Schedule A thereto.(5)
     5.1    Opinion of Brobeck, Phleger & Harrison LLP.
    10.39   Letter dated July 1, 1997 from the Company to Lemuel C. Stewart, Jr. regarding terms of employment.
    23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.*
    23.2    Consent of Arthur Andersen LLP, Independent Public Accountants.*
    23.3    Consent of Smith & Company, Certified Public Accountants.*
    23.4    Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
    24.1    Power of Attorney (see page II-5).*
    27.1    Financial Data Schedule.(5)


---------------


*  Previously filed.


(1) Incorporated herein by reference from the exhibit with the same number to the Company's Registration Statement on Form SB-2, No. 333-5180-LA, as filed with the Commission on June 28, 1996, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, as filed with the Commission on July 26, 1996, September 9, 1996, and October 2, 1996, respectively (collectively "Form SB-2").

(2) Incorporated herein by reference from the exhibit with the same number to the Company's Current Report on Form 8-K, as filed with the Commission on January 9, 1997.

(3) Incorporated herein by reference from the exhibit with the same number to the Company's Current Report on Form 8-K, as filed with the Commission on May 9, 1997, as amended on July 8, 1997.


(4) Incorporated herein by reference from the exhibit with the same number to the Company's Current Report on Form 8-K, as filed with the Commission on October 14, 1997.



(5) Incorporated herein by reference from the exhibit with the same number to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on August 14, 1997, as amended September 4, 1997.


     (b) FINANCIAL STATEMENT SCHEDULES

     None

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the

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

securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California on this 15th day of October, 1997.


                                          QUADRAMED CORPORATION

                                          By:     /s/ JAMES D. DURHAM*
                                            ------------------------------------
                                                      James D. Durham
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------

            /s/ JAMES D. DURHAM*               Chairman of the Board,           October 15, 1997
---------------------------------------------  President and Chief
               James D. Durham                 Executive Officer (principal
                                               executive officer)

           /s/ JOHN V. CRACCHIOLO*             Vice President, Chief            October 15, 1997
---------------------------------------------  Financial Officer and
             John V. Cracchiolo                Secretary (principal
                                               financial and accounting
                                               officer)
          /s/ JOHN M. AUSTIN, M.D.*            Director                         October 15, 1997
---------------------------------------------
            John M. Austin, M.D.

                                               Director                                   , 1997
---------------------------------------------
              Albert L. Greene

            /s/ KENNETH E. JONES*              Director                         October 15, 1997
---------------------------------------------
              Kenneth E. Jones

           /s/ THOMAS F. MCNULTY*              Director                         October 15, 1997
---------------------------------------------
              Thomas F. McNulty

           /s/ JOAN P. NEUSCHELER*             Director                         October 15, 1997
---------------------------------------------
             Joan P. Neuscheler

           /s/ CORNELIUS T. RYAN*              Director                         October 15, 1997
---------------------------------------------
              Cornelius T. Ryan

       *By:       /s/ KEITH M. ROBERTS                                          October 15, 1997
---------------------------------------------
              Keith M. Roberts
              Attorney-in-fact


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